FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND WAIVER

            This FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND WAIVER is dated as of June 29, 2012  (this “Amendment”) by and among AMSURG CORP., a Tennessee corporation (the “Borrower”), each of the “Lenders” party to the Credit Agreement defined below (the “Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of May 28, 2010, as amended from time to time prior to the date hereof, among the Borrower, the Lenders party thereto and the Administrative Agent (as so amended, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the respective definitions given them in the Credit Agreement);

WHEREAS, the Borrower failed to comply with the requirements of Section 5.10 of the Credit Agreement following the creation of (i) AmSurg UK Limited, a Wholly Owned Subsidiary of the Borrower and (ii) AmSurg UK (London) Limited, a Wholly Owned Subsidiary of AmSurg UK Limited, resulting in an Event of Default under Section 8.1 of the Credit Agreement (the “Specified Default”);

WHEREAS, the Borrower has requested (i) an increase in the Aggregate Revolving Commitments in the amount of $25,000,000, (ii) that the Administrative Agent and the Lenders waive the Specified Default and (iii) certain other amendments to the Credit Agreement, each on the terms and conditions more particularly set forth below; and

WHEREAS, the Administrative Agent and the Lenders are willing to waive the Specified Default, increase the Aggregate Revolving Commitments and amend certain provisions of the Credit Agreement, but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments and Waiver.

(a)        Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.

“Foreign Pledge Agreement” shall mean any pledge, hypothecation, charge or similar agreement, in form and substance satisfactory to Administrative Agent, whereby the Borrower and each of its presently existing and hereafter acquired Wholly Owned Subsidiaries that are Domestic Subsidiaries pledge and grant to the Collateral Agent a first priority perfected Lien in the Borrower's and each such Wholly Owned Subsidiary's presently existing and hereafter acquired right title, and interest in and to any Foreign Subsidiary.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fourth Amendment” means that certain Fourth Amendment to Revolving Credit Agreement and Waiver dated as of June 29, 2012 by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means June 29, 2012.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

(b)        Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term “Acquisition Approval Letter” in its entirety.

(c)        Section 1.1 of the Credit Agreement is hereby further amended by deleting the defined terms “Acquisition Information Package”, “Aggregate Revolving Commitments”, “Applicable Margin”, “Debt Basket Amount”, “EBITDA”, “Maturity Date” and “Swing Line Commitment” in their entirety and substituting in lieu thereof the following:

“Acquisition Information Package” shall mean information delivered by Borrower to Administrative Agent and Lenders pursuant to Section 7.13 in the form of Exhibit F.

“Aggregate Revolving Commitments” shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding.  As of the Fourth Amendment Effective Date, the Aggregate Revolving Commitments equal $475,000,000.

“Applicable Margin” means, as of any date, with respect to the Letter of Credit Fee, the Commitment Fee and all Revolving Loans outstanding on such date, a percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date in accordance with the table set forth immediately below, provided, that a change in the Applicable Margin resulting from a change in the

Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers the financial statements required by Section 5.1(a) or Section 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level IV as set forth immediately below until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above.  Notwithstanding the foregoing, the Applicable Margin in effect for the period from the Fourth Amendment Effective Date until the date a change in the Applicable Margin becomes effective as provided above following delivery of financial statements and the Compliance Certificate after the Fourth Amendment Effective Date shall be at Pricing Level III as set forth below.

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Commitment Fees	Letter of Credit Fees
I	Less than 1.50:1.00	1.50%	0.50%	0.20%	1.50%
II	Less than 2.25:1.00 but greater than or equal to 1.50:1.00	1.75%	0.75%	0.25%	1.75%
III	Less than 3.00:1.00 but greater than or equal to 2.25:1.00	2.00%	1.00%	0.30%	2.00%
IV	Greater than or equal to 3.00:1.00	2.25%	1.25%	0.40%	2.25%

“Debt Basket Amount” means Indebtedness of the Borrower or its Subsidiaries not to exceed an aggregate principal amount of $50,000,000, which total permitted amount shall be increased each calendar year during the term of this Agreement by $5,000,000, and for clarity, the total Debt Basket Amount shall not exceed: (i) for the period from the Fourth Amendment Effective Date through June 30, 2013, $50,000,000; (ii) for the period from July 1, 2013 through June 30, 2014, $55,000,000; and (iii) for the period from July 1, 2014 through June 30, 2015, $60,000,000; (iv) for the period from July 1, 2015 through June 30, 2016, $65,000,000 and (v) for the period from July 1, 2016 through the Maturity Date, $70,000,000.

“EBITDA” means, for the Borrower and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of Consolidated Net Income for such period plus, without duplication, and to the extent deducted in computing Consolidated Net Income for such period, the sum of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, in each case determined on a consolidated basis in accordance with GAAP; (d) to the extent applicable, stock option compensation costs applicable under (and calculated in accordance with) FASB ASC 718; (e) all non-cash charges for such period taken for the impairment of goodwill in accordance with FASB ASC 350, but excluding any non-cash charge that will result in a cash charge in a future period; and (f) all documented fees and expenses actually paid in connection with the First Amendment and the NSC Acquisition in an aggregate amount not to exceed $10,000,000; provided, however, that, (i) to the extent included in Consolidated Net Income, there shall be excluded in determining EBITDA for any period any gain or loss resulting from changes or adjustments in the fair value of earn-outs or other contingent consideration in accordance with FASB ASC 805-30-35; (ii) with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Borrower or any Wholly Owned Subsidiary during such period, “EBITDA” shall also include the EBITDA of such Person during such period and prior to the date of such acquisition, merger or consolidation; and (iii) with respect to any Person that ceased to be a Subsidiary, or was the subject of a Disposition during any measurement period, “EBITDA” shall not include the EBITDA of such Person for such measurement period, such calculations under this proviso to be detailed with supporting documentation and measured to the Administrative Agent’s reasonable satisfaction.

“Maturity Date” shall mean the earliest of (i) June 28, 2017 (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8, or (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000.

(d)       Section 2.23 of the Credit Agreement is hereby amended by deleting subsection (a) in its entirety and substituting in lieu thereof the following:

“(a)      From and after the Fourth Amendment Effective Date, the Borrower may, upon at least 10 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), from time to time propose to increase the Aggregate Revolving Commitments by an aggregate amount not to exceed $150,000,000 (the amount of any such increase, the “Additional Commitment Amount”); provided,  however, that each Additional Commitment Amount shall be in a principal amount of not less than $10,000,000 or a larger multiple of $5,000,000.  Each Lender shall have the right for a period of 10 days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment Amount.  Any Lender who does not respond within such 10 day period shall be deemed to have elected not to increase its Revolving Commitment.  No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.”

(e)        Section 5.10 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Section 5.10.  Additional Subsidiaries.

(a)        (i) If any additional Wholly Owned Subsidiary that is a Domestic Subsidiary is acquired or formed by Borrower, the Borrower shall within fifteen (15) Business Days after such Wholly Owned Subsidiary is acquired or formed: (i) if such Wholly Owned Subsidiary is a corporation, execute a stock pledge agreement in substantially the same form as the Stock Pledge Agreement (or enter into an amendment or joinder to the Stock Pledge Agreement) pledging to the Collateral Agent all of the stock or other evidence of ownership interest it presently holds and acquires in such Wholly Owned Subsidiary, and the Borrower shall deliver along with such Stock Pledge Agreement, joinder or amendment the securities described therein, and a stock power, all of which shall be in form and substance satisfactory to Collateral Agent, (ii) if such Wholly Owned Subsidiary is not a corporation, execute such security agreements as are reasonably satisfactory to the Collateral Agent pledging to the Collateral Agent all of the ownership interest the Borrower holds and acquires in such Wholly Owned Subsidiary, including, without limitation, all presently existing and hereafter arising right, title, and interest in and to distributions, payments, general intangibles, accounts, and other tangible and intangible property and (iii) cause such Wholly Owned Subsidiary to execute a Subsidiary Guarantee Agreement and an Indemnity and Contribution Agreement (or appropriate amendments or joinders to the existing Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement), all of which shall be in form and substance satisfactory to Collateral Agent. The Collateral Agent is hereby authorized to file such UCC financing statements necessary to perfect the security interests described herein, all without the necessity of Borrower’s execution thereof.

(ii) If any Domestic Subsidiary (other than a Wholly Owned Subsidiary) is acquired or formed by a Wholly Owned Subsidiary that is a Domestic Subsidiary or the Borrower, the applicable Wholly Owned Subsidiary or Borrower, as applicable, within fifteen (15) Business Days after such Subsidiary is acquired or formed, shall, subject to the Release Provision, execute a Pledge Agreement, pledging its interest in such Subsidiary, and in the event such Subsidiary is not a corporation, execute such security agreements as are reasonably satisfactory to the Collateral Agent pledging to the

Collateral Agent the ownership interest that the Borrower or such applicable Wholly Owned Subsidiary holds and acquires in such Subsidiary, all of which shall be in form and substance satisfactory to Collateral Agent. The Collateral Agent is hereby authorized to file such UCC financing statements necessary to perfect the security interest described herein, all without the necessity of Borrower’s or such Wholly Owned Subsidiary’s execution thereof.

(b)        If (i) any Foreign Subsidiary is acquired or formed by the Borrower or a Wholly Owned Subsidiary that is a Domestic Subsidiary and (ii) at the time of acquisition or formation of such Foreign Subsidiary or at any time thereafter, the aggregate amount of Investments made by the Borrower or its Subsidiaries in Foreign Subsidiaries exceeds $1,000,000 (the date on which the aggregate of such Investments exceeds $1,000,000, the “Trigger Date”), the Borrower shall, or shall cause such Wholly Owned Subsidiary, within thirty (30) days after the Trigger Date (or such longer period (not to exceed 90 days after the Trigger Date) as the Administrative Agent may agree) to execute a Foreign Pledge Agreement pledging to the Collateral Agent sixty-five percent (65%) of the total voting Capital Stock of such Foreign Subsidiary and one hundred percent (100%) of the non-voting Capital Stock of such Foreign Subsidiary owned by the Borrower or such Wholly Owned Subsidiary as security for the Obligations, and deliver the original stock or other equity certificates evidencing such pledged Capital Stock, together with appropriate stock powers or other endorsements executed in blank, and provide to the Collateral Agent, all of which shall be in form and substance satisfactory to Collateral Agent.  The Collateral Agent is hereby authorized to file such UCC financing statements, if applicable, to the extent necessary to perfect the Liens described herein.

(c)        In connection with the acquisition or formation of any Wholly Owned Subsidiary or other Subsidiary referenced in clauses (a) and (b) above, the Borrower shall also cause the Collateral Agent to receive simultaneously with the documentation referenced above the resolution of the respective Person executing such documentation and an opinion letter issued by Borrower’s legal counsel regarding such matters as may be reasonably required by the Collateral Agent.

(d)       In connection with the acquisition or formation of any Subsidiary referenced in clauses (a) and/or (b) immediately above, the Borrower shall cause the acquisition and formation of such Subsidiaries to be in compliance with all applicable Health Care Laws.

(e)        Notwithstanding the requirements set forth in clause (a) of this Section 5.10, neither the Borrower nor any Subsidiary shall be required to pledge or cause to be pledged to the Collateral Agent any Equity Interests acquired by the Borrower or its Subsidiaries after the Closing Date if the issuer of such Equity Interests does not, directly or indirectly, own, operate or manage a surgery center; provided, that, in no event shall the aggregate fair market value of all Equity Interests owned by the Borrower or its Subsidiaries in which the Collateral Agent does not have a perfected Lien exceed ten percent (10%) of the Borrower’s consolidated total assets, determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.1(a).

(f)        Section 7.1 of the Credit Agreement is hereby amended by deleting clause (f) of such Section in its entirety and substituting in lieu thereof the following new clause (f):

“(f)      Private Placement Indebtedness, including refundings, refinancings and replacements thereof, and amendments or modifications to the Private Placement Documents; provided, however, that the aggregate principal amount of such Private Placement Indebtedness shall not at any time exceed $125,000,000 and all Guarantees thereof by Subsidiaries of the Borrower that have also guaranteed the Obligations; provided, further, that, Private Placement Indebtedness resulting from any such refunding, refinancing, replacement, amendment and/or modification, or any permitted increase in the principal amount thereof, shall have (i) a final maturity date equal to or later than the date that is six (6) months after the Maturity Date and (ii) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Private Placement Indebtedness determined on and as of the Fourth Amendment Effective Date; and”

(g)        Section 7.4 of the Credit Agreement is hereby amended by adding the following at the end of such Section:

“Notwithstanding anything to the contrary in this Section 7.4 or otherwise, the Borrower will not, and will not permit any of its Domestic Subsidiaries to, make any Investment in any Foreign Subsidiary if such Investment, when taken together with all other Investments of the Borrower or its Domestic Subsidiaries in Foreign Subsidiaries, would exceed $15,000,000.

In determining the aggregate amount of Investments at any particular time: (a) the amount of any Investment represented by a Guarantee shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); and (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid.  Further, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, forgiveness or conversion to equity of Indebtedness, or write‑ups, write‑downs or write‑offs with respect to such Investment (but subject to any applicable adjustment as provided in the preceding sentence).”

(h)        Section 7.13 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Section 7.13.  Acquisitions.

The Borrower will not, and will not permit any Subsidiary to, make any Acquisition unless such Acquisition satisfies all of the following conditions:

(i)                 (x) at the time of such Acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) immediately after giving effect to such Acquisition, the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Article VI recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available (and the Borrower shall be deemed to have represented and warranted to the Administrative Agent and the Lenders, at the time of consummation of such Acquisition, that the foregoing clauses (x) and (y) are true and correct);

(ii)               at least five (5) Business Days before any Acquisition for a total consideration (including cash, stock, personal property, debt assumed, contingent consideration and other property) equal to or in excess of $30,000,000, the Borrower delivers to Administrative Agent and Lenders the Acquisition Information Package; and

(iii)             the Borrower shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein within the time period required under Section 5.10.”

(i)         The Credit Agreement is hereby amended by deleting Exhibit E attached thereto in its entirety.

(j)         The Credit Agreement is hereby amended by deleting Exhibit F attached thereto in its entirety and substituting in lieu thereof Exhibit A attached hereto.

(k)        The Credit Agreement is hereby amended by deleting Schedule 1.1(b) attached thereto in its entirety and substituting in lieu thereof Exhibit B attached hereto.

(k)        Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Administrative Agent and the Lenders hereby waive the Specified Default.  The foregoing waiver is a one-time waiver and is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby, all of which remain in full force and effect.  The Borrower acknowledges and agrees that the foregoing waiver shall not waive (or be deemed to be or constitute a waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent following the occurrence of any other present or future Default or Event of Default (whether or not related to the Specified Default) under the Credit Agreement or any other Loan Document.

Section 2.  Release of Guarantor.  Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Administrative Agent and the Lenders hereby release AmSurg New Port Richey Anesthesia, LLC from any and all liabilities and other obligations under the Subsidiary Guarantee Agreement.

Section 3.  Conditions Precedent.  The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Section 4 below and receipt by the Administrative Agent of each of the following, each of which shall be in form and substance satisfactory to Administrative Agent:

(i)         This Amendment duly executed by the Borrower, each of the Lenders and the Administrative Agent;

(ii)        A Reaffirmation of Obligations Under Loan Documents (the “Reaffirmation”) duly executed by the Borrower and each other Loan Party, in the form of Exhibit C attached hereto;

(iii)       A duly executed Note payable to any Lender requesting delivery of a Note in the face amount of its Revolving Commitment after giving effect to this Amendment;

(iv)       A certificate, dated as of the Fourth Amendment Effective Date, signed by the Secretary and a Responsible Officer of each Loan Party (together with certifications as to incumbency and signatures of such officers) with appropriate insertions and deletions, certifying that: (A) attached thereto are copies of resolutions adopted by of the board of directors (or equivalent thereof) of (x) the Borrower, approving the execution, delivery and performance of this Amendment and the other documents to be executed in connection herewith and authorizing the incurrence of the additional Obligations contemplated hereby and such additional Obligations are entitled to benefits of the Security Documents and other Loan Documents and (y) each other Loan Party, stating that such additional Obligations are entitled to benefits of the Security Documents and other Loan Documents; (B) no consents, approvals, authorizations, registrations, filings or orders are required to be made or obtained under any Requirement of Law or Material Contract of any Loan Party in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, except those which have been made or obtained and are in full force and effect (with all applicable waiting periods, if any, having expired); and (C) except for the Specified Default, no Default or Event of Default exists immediately before giving effect to amendments provided for herein and no Default or Event of Default will result immediately after giving effect to amendments and waiver provided for herein;

(v)        A favorable opinion of Bass Berry & Sims PLC, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters relating to the Loan Parties, this Amendment and the transactions contemplated hereby, in form and substance satisfactory to the Administrative Agent and its counsel;

(vi)       A duly executed copy of an amendment to the Intercreditor Agreement in form and substance satisfactory to the Administrative Agent and its counsel;

(vii)      A duly executed copy of an amendment to the Note Purchase Agreement in form and substance satisfactory to the Administrative Agent and its counsel;

(viii)     The payment of all fees and expenses contemplated by (i) that certain engagement letter dated June 7, 2012 among SunTrust Robinson Humphrey, Inc., SunTrust Bank and the Borrower and (ii) Section 5 hereof; and

(ix)       Such other documents, instruments, agreements, certifications and opinions as the Administrative Agent, on behalf of the Lenders, may reasonably request.

Section 4.  Representations.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)  Authorization.  Each of the Borrower and the other Loan Parties have the right and power, and have taken all necessary action to authorize them, to execute and deliver this Amendment and the Reaffirmation and to perform their respective obligations hereunder and under the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which they are a party in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Loan Parties and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

(b) Compliance with Laws.  The execution and delivery by the Borrower and the other Loan Parties of this Amendment and the Reaffirmation and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or any other Person or violate any Requirements of Law applicable to the Loan Parties or any judgment, order or ruling of any Governmental Authority; (ii) violate or result in a default under any Material Contract binding on the Loan Parties or any of their assets or give rise to a right thereunder to require any payment to be made by the Loan Parties; or (iii) result in the creation or imposition of any Lien on any asset of the Loan Parties.

(c) Reaffirmation.  As of the date of this Amendment and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents is true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(d)  No Default.  As of the date hereof (except for the Specified Default) and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.

(e)  No Impairment of Liens.  The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(f)  No Material Adverse Effect.  Since the date of the most recent financial statements of the Borrower described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.

(g)  Loan Parties.  Schedule 1 attached hereto sets forth a true, correct and complete list of all of the Loan Parties as of the date hereof and the tax identification number of each Loan Party.

(h)  Foreign Subsidiaries.  As of the date hereof, (i) there are no Foreign Subsidiaries other AmSurg UK Limited and AmSurg UK (London) Limited and (ii) the aggregate Investments made in AmSurg UK Limited and AmSurg UK (London) Limited do not exceed $1,000,000.

Section 5.  Payment of Fees and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket fees, costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents and agreements executed and delivered in connection herewith.

Section 6.   Release.  In consideration of the amendments and waiver contained herein, the Borrower hereby waives and releases each of the Lenders, the Administrative Agent and the Issuing Bank from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 7.  Effect; Ratification.

(a)        Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect.  The amendments and waiver contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.  The Credit Agreement is hereby ratified and confirmed in all respects.  Each reference to the Credit Agreement in any of the Loan

Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b)        Nothing contained  herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties.  The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c)        Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any collateral (including the Collateral) securing the Obligations.

(d)       This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(e)        This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 8.  Further Assurances.  The Borrower agrees to, and to cause any Loan Party to, take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 9.  Effect of Increase of Aggregate Revolving Commitments.  The Administrative Agent and the Lenders agree that the Revolving Commitment of each of the Lenders immediately prior to the effectiveness of this Amendment shall be reallocated among the Lenders such that, immediately after the effectiveness of this Amendment in accordance with its terms, the Revolving Commitment of each Lender shall be as set forth on Exhibit B attached hereto.  In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignments and Acceptances (but without the payment of any related assignment fee), and no other documents or instruments shall be required to be executed in connection with such assignments (all of which such requirements are hereby waived).  Further, to effect the foregoing, each Lender agrees to make cash settlements in respect of any outstanding Revolving Loans, either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, such that after giving effect to this Amendment, each Lender holds Revolving Loans equal to its Pro Rata Share (based on the Revolving Commitment of each Lender as set forth on Exhibit B attached hereto).

Section 10.   Miscellaneous.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of TENNESSEE without regard to conflict of laws principles thereof.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 11.  Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Revolving Credit Agreement and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:
AMSURG CORP
By:	/s/ Claire M. Gulmi
Title:	Executive Vice President, Chief
Financial Officer and Secretary

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
SUNTRUST BANK
As Administrative Agent, as Issuing Bank, and as a Lender
By:	/s/ Dana Dhaliwal
Title:	Director

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
REGIONS BANK
By:	/s/ Vince Abler
Title:	Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
BANK OF AMERICA, N.A.
By:	/s/ H. Hope Walker
Title:	Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
JPMORGAN CHASE BANK, N.A.
By:	/s/ Dana Smith
Title:	Authorized Officer

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
US BANK NATIONAL ASSOCIATION
By:	/s/ Clifford S. Chaitman
Title:	Assistant Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
BRANCH BANKING AND TRUST COMPANY
By:	/s/ R. Andrew Beam
Title:	Senior Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
FIFTH THIRD BANK, N.A..
By:	/s/ John Stringfield
Title:	Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
KEYBANK NATIONAL ASSOCIATION.
By:	/s/ Sukanya V. Raj
Title:	Vice President and Portfolio Manager

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
UNION BANK, N.A.
By:	/s/ Sarah Willett
Title:	Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
WELLS FARGO BANK, N.A.
By:	/s/ Michael C. Bash
Title:	Officer

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
CITIBANK, N.A.
By:	/s/ Zafar Khan
Title:	Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:	/s/ Cathy Wind
Title:	Senior Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
COMPASS BANK
By:	/s/ Kara Van Duzee
Title:	Senior Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
SYNOVUS BANK
By:	/s/ Anne Lovette
Title:	Senior Relationship Manager

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
CADENCE BANK, N.A.
By:	/s/ William Crawford
Title:	EVP

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
GOLDMAN SACHS BANK USA
By:	/s/ Mark Walton
Title:	Authorized Signatory

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

LENDER:
AVENUE BANK
By:	/s/ Carol S. Situs
Title:	Senior Vice President

Signature page to Fourth Amendment to Revolving Credit Agreement and Waiver

Schedule 1

Loan Parties

Loan Party	Tax Identification Number
AmSurg Corp.	62-1493316
AmSurg Holdings, Inc.	62-1595888
AmSurg EC Topeka, Inc.	62-1512093
AmSurg EC St. Thomas, Inc.	62-1511996
AmSurg EC Beaumont, Inc.	62-1524208
AmSurg KEC, Inc.	62-1510489
AmSurg EC Santa Fe, Inc.	62-1523398
AmSurg EC Washington, Inc.	62-1506354
AmSurg Torrance, Inc.	62-1545685
AmSurg Abilene, Inc.	62-1555413
AmSurg Suncoast, Inc.	62-1555677
AmSurg Lorain, Inc.	62-1595307
AmSurg La Jolla, Inc.	62-1625304
AmSurg Hillmont, Inc.	62-1632685
AmSurg Palmetto, Inc.	62-1647404
AmSurg Northwest Florida, Inc.	62-1519549
AmSurg Ocala, Inc.	62-1650493
AmSurg Maryville, Inc.	62-1586143
AmSurg Miami, Inc.	62-1598504
AmSurg Burbank, Inc.	62-1619548
AmSurg Melbourne, Inc.	62-1625312

AmSurg El Paso, Inc.	62-1711537
AmSurg Crystal River, Inc.	62-1666189
AmSurg Abilene Eye, Inc.	62-1692556
AmSurg Inglewood, Inc.	62-1814134
AmSurg Glendale, Inc.	62-1807967
AmSurg San Antonio TX, Inc.	20-0075736
AmSurg San Luis Obispo CA, Inc.	20-1965555
AmSurg Temecula CA, Inc.	20-0095263
AmSurg Escondido CA, Inc.	20-1626979
AmSurg Scranton PA, Inc.	20-2853308
AmSurg Arcadia CA Inc.	20-4483684
AmSurg Main Line PA, Inc.	20-5408469
AmSurg Oakland CA, Inc.	20-5645841
AmSurg Lancaster PA, Inc.	20-5988960
AmSurg Pottsville PA, Inc.	26-0303835
AmSurg Glendora CA, Inc.	20-5732564
AmSurg Kissimmee FL, Inc.	62-1567628
AmSurg Altamonte Springs FL., Inc.	26-0289067
AmSurg New Port Richey FL, Inc.	62-1612176
AmSurg Naples, Inc.	62-1659906
AmSurg EC Centennial, Inc.	62-1511980
Illinois NSC, Inc.	20-2393903
NSC Healthcare, Inc.	84-1209756

AmSurg Anesthesia Management Services, LLC	27-1174941
NSC RBO West, LLC	26-3816052
NSC RBO East, LLC	27-3205481
Long Beach NSC, LLC	20-1048768
Torrance NSC, LLC	20-1048801
DAVIS NSC, LLC	20-5451784
FULLERTON NSC, LLC	20-3435683
San Antonio NSC, LLC	20-0322582
Austin NSC, LLC	20-4942934
Twin Falls NSC, LLC	20-8086602
Ardmore NSC, LLC	26-1651465
KENWOOD NSC, LLC	26-3055899
Towson NSC, LLC	20-0314129
NSC West Palm, LLC	76-0740666
Tampa Bay NSC, LLC	20-3447384
CORAL SPRINGS NSC, LLC	26-1649639
WESTON NSC, LLC	26-3435641
Wilton NSC, LLC	26-1653853
Austin NSC, L.P.	20-4943017

EXHIBIT A

EXHIBIT F

[form of]
ACQUISITION INFORMATION PACKAGE

Pursuant to Section 7.13 of the Credit Agreement, AmSurg Corp. (the “Borrower”) shall deliver to SunTrust Bank, as Administrative Agent (with enough copies for each of the Lenders) the following information in connection with any Acquisition:

(1)        the total consideration given in connection with any Acquisition in the following format:

(a)        Cash:   $

(b)        Stock: $

(c)        Contingent Consideration: $

(d)       Personal Property: $

(e)        Other Property: [identify type and value]

    TOTAL:      $

(2)        summary financial information relating to the interest or entity to be acquired, including percentage interest being acquired and operating forecasts,

(3)        (a) the Acquisition Pro Forma duly certified by the chief financial officer of the Borrower and (b) calculations of the chief financial officer of the Borrower demonstrating compliance on a Pro Forma Basis with the financial covenants contained in Article VI and Section 7.13 of the Credit Agreement after such Acquisition is completed.

As used herein, the “Credit Agreement” means that certain Revolving Credit Agreement dated as of May 28, 2010 among Borrower, SunTrust Bank, as Administrative Agent and a Lender, and the Lenders party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

EXHIBIT B

SCHEDULE 1.1(b)

REVOLVING COMMITMENTS

Lender	Revolving Commitment
SunTrust Bank	$50,000,000
Regions Bank	$50,000,000
Bank of America, N.A.	$45,000,000
JPMorgan Chase Bank, N.A.	$39,000,000
US Bank National Association	$32,500,000
Branch Banking and Trust Company	$30,000,000
Fifth Third Bank, N.A.	$27,500,000
KeyBank National Association	$27,500,000
Union Bank, N.A.	$27,500,000
Wells Fargo Bank, N.A.	$27,500,000
Citibank, N.A.	$27,100,000
First Tennessee Bank National Association	$25,000,000
Compass Bank	$24,000,000
Synovus Bank	$20,000,000
Cadence Bank, N.A.	$10,000,000
Goldman Sachs Bank USA	$7,000,000
Avenue Bank	$5,400,000
Total:	$475,000,000

EXHIBIT C

REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS

            Reference is hereby made to that certain Revolving Credit Agreement dated as of May 28, 2010, among AmSurg Corp. (the “Borrower”), the Lenders party thereto and SunTrust Bank, as Administrative Agent (as previously amended and as further amended by the Fourth Amendment defined below, the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Credit Agreement).

Each of the undersigned Loan Parties hereby: (i) agrees that (A) the amendments and waiver contained in the Fourth Amendment to Revolving Credit Agreement and Waiver dated as of the date hereof (the “Fourth Amendment”) shall not in any way affect the validity and/or enforceability of any Loan Document, or reduce, impair or discharge the obligations of such Person thereunder and (B) nothing in the Fourth Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any collateral (including the Collateral) securing the Obligations; (ii) reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under each of the other Loan Documents to which such Person is a party; and (iii) confirms that the liens and security interests created by the Loan Documents continue to secure the Obligations.

Each of the undersigned Loan Parties (other than the Borrower) hereby represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties applicable to such Loan Party made by the Borrower in Section 4 of the Fourth Amendment are true and correct.

            This Reaffirmation shall be construed in accordance with and be governed by the law of the State of Tennessee.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of June ___, 2012.

AMSURG CORP. By: _______________________________ Name: Title:

AmSurg Holdings, Inc.

AmSurg Anesthesia Management Services, LLC

AmSurg EC Topeka, Inc.

AmSurg EC St. Thomas, Inc.

AmSurg EC Beaumont, Inc.

AmSurg KEC, Inc.

AmSurg EC Santa Fe, Inc.

AmSurg EC Washington, Inc.

AmSurg Torrance, Inc.

AmSurg Abilene, Inc.

AmSurg Suncoast, Inc.

AmSurg Lorain, Inc.

AmSurg La Jolla, Inc.

AmSurg Hillmont, Inc.

AmSurg Palmetto, Inc.

AmSurg Northwest Florida, Inc.

AmSurg Ocala, Inc.

AmSurg Maryville, Inc.

AmSurg Miami, Inc.

AmSurg Burbank, Inc.

AmSurg Melbourne, Inc.

AmSurg El Paso, Inc.

AmSurg Crystal River, Inc.

AmSurg Abilene Eye, Inc.

AmSurg Inglewood, Inc.

AmSurg Glendale, Inc.

AmSurg San Antonio TX, Inc.

AmSurg San Luis Obispo CA, Inc.

AmSurg Temecula CA, Inc.

AmSurg Escondido CA, Inc.

AmSurg Scranton PA, Inc.

AmSurg Arcadia CA Inc.

AmSurg Main Line PA, Inc.

AmSurg Oakland CA, Inc.

AmSurg Lancaster PA, Inc.

AmSurg Pottsville PA, Inc.

AmSurg Glendora CA, Inc.

AmSurg Kissimmee FL, Inc.

AmSurg Altamonte Springs FL., Inc.

AmSurg New Port Richey FL, Inc.

AmSurg EC Centennial, Inc.

AmSurg Naples, Inc.

Illinois NSC, Inc.

NSC Healthcare, Inc.

NSC RBO West, LLC

NSC RBO East, LLC

Long Beach NSC, LLC

Torrance NSC, LLC

Davis NSC, LLC

Fullerton NSC, LLC

San Antonio NSC, LLC

Austin NSC, LLC

Twin Falls NSC, LLC

Ardmore NSC, LLC

Kenwood NSC, LLC

Towson NSC, LLC

Wilton NSC, LLC

NSC West Palm, LLC

Tampa Bay NSC, LLC

Coral Springs NSC, LLC

Weston NSC, LLC

By:  _______________________________

        Name:

        Title:

Austin NSC, L.P. By: Austin NSC, LLC, its general partner By: _______________________________ Name: Title: